Exhibit 99.1

EV Energy Partners Announces Third Quarter 2016 Results and Additional Commodity Hedges

HOUSTON, November 9, 2016 /GlobeNewswire/ -- EV Energy Partners, L.P. (NASDAQ: EVEP) today announced results for the third quarter of 2016 and the filing of its Form 10-Q with the Securities and Exchange Commission. In addition, EVEP has entered into additional commodity hedge positions.

Third Quarter 2016 Results

For the third quarter 2016, EVEP reported a net loss of $19.2 million, or $(0.38) per basic and diluted weighted average limited partner unit outstanding compared to a net loss of $29.0 million, or $(0.58) per basic and diluted weighted average limited partner unit outstanding for the second quarter of 2016. Included in net loss for the third quarter of 2016 were the following items:

•	$1.9 million of non-cash costs contained in general and administrative expenses,

•	$1.6 million of non-cash losses on commodity and interest rate derivatives,

•	$1.4 million income tax refund associated with one of our partnerships,

•	$0.7 million of impairment charges related to the write down of certain oil and natural gas properties primarily due to a change in development plans, and

•	$0.3 million of dry hole and exploration costs.

For the third quarter of 2015, EVEP reported a net loss of $9.8 million, or $(0.20) per basic and diluted weighted average limited partner unit outstanding.

Production for the third quarter of 2016 was 12.5 Bcf of natural gas, 308 Mbbls of oil and 597 Mbbls of natural gas liquids, or 195.3 million cubic feet equivalent per day (Mmcfe/day). This represents a three percent decrease from second quarter of 2016 production of 201.5 Mmcfe/day and a 27 percent increase over the third quarter of 2015 production of 153.8 Mmcfe/day. The decrease from the second quarter of 2016 was due to the reduction in drilling activity, and the increase over the third quarter of 2015 was primarily due to the addition of producing properties acquired on October 1, 2015.

Adjusted EBITDAX for the third quarter of 2016 was $26.0 million, a two percent decrease from the second quarter of 2016 Adjusted EBITDAX of $26.5 million and a 41 percent decrease from the third quarter of 2015 Adjusted EBITDAX of $43.8 million. Distributable Cash Flow for the third quarter of 2016 was $6.4 million compared to $5.5 million for the second quarter of 2016 and $20.1 million for the third quarter of 2015. The increase in Distributable Cash Flow from the second quarter of 2016 was primarily attributable to a tax refund for one of the partnerships we operate. The decreases in Adjusted EBITDAX and Distributable Cash Flow from the third quarter of 2015 were primarily attributable to lower realized hedge gains and lower realized oil prices, partially offset by the addition of producing properties acquired on October 1, 2015 and higher realized natural gas and natural gas liquids prices. Adjusted EBITDAX and Distributable Cash Flow are Non-GAAP financial measures and are described in the attached table under “Non-GAAP Measures.”

“Reducing leverage and operating costs continues to be our focus, and we are pleased with our progress this year. As announced last week, we completed our fall borrowing base redetermination and appreciate the continued support from our bank group in reaffirming our borrowing base of $450 million. We currently have $281 million drawn on our credit facility and have over $177 million of liquidity between balance sheet cash and available borrowing base capacity. We believe this is a sufficient amount of capital to meet all of our near term needs," said Michael Mercer, President and CEO.

Additional Commodity Hedges

EVEP has recently entered into the following additional commodity hedges since its press release on August 9, 2016. EVEP's current hedge position, including these new hedges, is presented at the end of this press release under Total Hedge Position.

		Swap	Swap	Collar	Collar	Collar
Period	Index	Volume	Price	Volume	Floor	Ceiling
Crude (Mbbls)
Oct - Dec 2016	WTI	138	$49.90	138	$45.00	$54.05
2017	WTI	365	$52.85

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available on our third quarter 2016 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP website at http://www.evenergypartners.com.

Conference Call

As announced on October 20, 2016, EV Energy Partners, L.P. will host an investor conference call on November 9, 2016, at 9 a.m. Eastern Time (8 a.m. Central). Investors interested in participating in the call may dial 1-888-708-5690 (quote conference ID 6002278) at least 5 minutes prior to the start time, or may listen live over the Internet through the Investor Relations section of the EVEP website at http://www.evenergypartners.com.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and natural gas properties. More information about EVEP is available on the Internet at http://www.evenergypartners.com.

(code #: EVEP/G)

Forward Looking Statements

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about, future plans, our reserve quantities and the present value of our reserves, estimates of maintenance capital and production amounts and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EVEP. These statements are based on certain assumptions made by EVEP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties, exploration and development activities, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EVEP with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Production data:
Oil (Mbbls)	308	212	938	690
Natural gas liquids (Mbbls)	597	526	1,784	1,671
Natural gas (Mmcf)	12,535	9,720	38,304	30,326
Net production (Mmcfe)	17,965	14,147	54,637	44,491
Average sales price per unit: (1)
Oil (Bbl)	$40.40	$41.27	$36.82	$46.19
Natural gas liquids (Bbl)	14.23	11.93	14.09	14.11
Natural gas (Mcf)	2.38	2.32	1.86	2.38
Mcfe	2.82	2.66	2.39	2.87
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.42	$1.59	$1.47	$1.57
Production taxes	0.12	0.10	0.10	0.11
Total	1.54	1.69	1.57	1.68
Depreciation, depletion and amortization	1.76	1.66	1.67	1.68
General and administrative expenses	0.47	0.61	0.46	0.66

(1) Prior to $10.1 million and $35.9 million of net hedge gains on settlements of commodity derivatives for the three months ended September 30, 2016 and September 30, 2015, respectively, and $49.1 million and $100.1 million for the nine months ended September 30, 2016 and September 30, 2015, respectively.

Condensed Consolidated Balance Sheets

(In $ thousands, except number of units)

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS

Current assets:
Cash and cash equivalents	$5,981	$20,415
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	37,803	24,285
Other	2,216	7,137
Derivative asset	10,043	60,662
Other current assets	3,226	3,057
Total current assets	59,269	115,556

Oil and natural gas properties, net of accumulated
depreciation, depletion and amortization; September 30,
2016, $1,062,990; December 31, 2015, $971,499	1,701,279	1,790,455
Other property, net of accumulated depreciation
and amortization; September 30, 2016, $994;
December 31, 2015, $970	1,010	1,019
Long–term derivative asset	464	10,741
Other assets	4,354	5,831
Total assets	$1,766,376	$1,923,602

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities:
Third party	$40,278	$43,135
Related party	5,224	5,952
Income taxes	-	11,657
Derivative liability	2,362	-
Total current liabilities	47,864	60,744

Asset retirement obligations	178,058	174,003
Long–term debt, net	613,799	688,614
Long–term derivative liability	3,056	-
Other long–term liabilities	1,278	1,682

Commitments and contingencies

Owners’ equity:
Common unitholders - 49,055,214 units and
48,871,399 units issued and outstanding as of
September 30, 2016 and December 31, 2015, respectively	936,793	1,011,509
General partner interest	(14,472)	(12,950)
Total owners' equity	922,321	998,559
Total liabilities and owners' equity	$1,766,376	$1,923,602

Condensed Consolidated Statements of Operations

(In $ thousands, except per unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Oil, natural gas and natural gas liquids revenues	$50,750	$37,587	$130,854	$127,734
Transportation and marketing–related revenues	622	734	1,599	2,285
Total revenues	51,372	38,321	132,453	130,019

Operating costs and expenses:
Lease operating expenses	25,571	22,509	80,532	69,833
Cost of purchased natural gas	435	510	1,076	1,588
Dry hole and exploration costs	294	1,034	1,195	1,720
Production taxes	2,126	1,357	5,501	4,708
Accretion expense on obligations	2,057	1,134	6,146	3,548
Depreciation, depletion and amortization	31,639	23,485	91,492	74,718
General and administrative expenses	8,514	8,609	24,862	28,968
Impairment of oil and natural gas properties	687	15,787	3,371	122,244
Gain on settlement of contract	-	-	(3,185)	-
Gain on sales of oil and natural gas properties	-	-	-	(531)
Total operating costs and expenses	71,323	74,425	210,990	306,796

Operating loss	(19,951)	(36,104)	(78,537)	(176,777)

Other income (expense), net:
Gain (loss) on derivatives, net	8,559	37,042	(17,192)	51,406
Interest expense	(9,889)	(11,043)	(32,554)	(38,279)
Gain on early extinguishment of debt	-	-	47,695	-
Other income, net	622	206	1,586	51
Total other income (expense), net	(708)	26,205	(465)	13,178

Loss from continuing operations before income taxes	(20,659)	(9,899)	(79,002)	(163,599)
Income taxes	1,429	61	1,779	684
Loss from continuing operations	(19,230)	(9,838)	(77,223)	(162,915)
Income from discontinued operations	-	-	-	255,512
Net income (loss)	$(19,230)	$(9,838)	$(77,223)	$92,597

Basic and diluted earnings per limited partner unit:
Loss from continuing operations	$(0.38)	$(0.20)	$(1.54)	$(3.29)
Income from discontinued operations	-	-	-	5.12
Net income (loss)	$(0.38)	$(0.20)	$(1.54)	$1.83

Weighted average limited partner units outstanding (basic and diluted)	49,055	48,871	49,046	48,846

Distributions declared per unit	$-	$0.50	$-	$1.50

Condensed Consolidated Statements of Cash Flows

(In $ thousands)

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(77,223)	$92,597
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Income from discontinued operations	-	(255,512)
Amortization of volumetric production payment liability	(3,070)	-
Accretion expense on obligations	6,146	3,548
Depreciation, depletion and amortization	91,492	74,718
Equity–based compensation cost	4,853	9,635
Impairment of oil and natural gas properties	3,371	122,244
Gain on sales of oil and natural gas properties	-	(531)
Loss (gain) on derivatives, net	17,192	(51,406)
Cash settlements of matured derivative contracts	46,299	98,368
Gain on early extinguishment of debt	(47,695)	-
Other	1,822	288
Changes in operating assets and liabilities:
Accounts receivable	(8,597)	13,864
Other current assets	(291)	894
Accounts payable and accrued liabilities	4,158	10,610
Income taxes	(11,657)	-
Other, net	(277)	(120)
Net cash flows provided by operating activities from continuing operations	26,523	119,197
Net cash flows used in operating activities from discontinued operations	-	(372)
Net cash flows provided by operating activities	26,523	118,825

Cash flows from investing activities:
Additions to oil and natural gas properties	(14,266)	(58,687)
Deposit on acquisition of oil and natural gas properties	-	(25,900)
Proceeds from sale of oil and natural gas properties	2,420	1,439
Cash settlements from acquired derivative contracts	2,823	-
Restricted cash	-	33,768
Other	33	48
Net cash flows used in investing activities from continuing operations	(8,990)	(49,332)
Net cash flows provided by investing activities from discontinued operations	-	572,160
Net cash flows (used in) provided by investing activities	(8,990)	522,828

Cash flows from financing activities:
Repayment of long-term debt borrowings	(41,000)	(561,000)
Long-term debt borrowings	48,000	30,000
Redemption of Senior Notes due 2019	(34,978)	-
Loan costs incurred	(121)	(3,400)
Contributions from general partner	-	91
Distributions paid	(3,868)	(75,738)
Net cash flows used in financing activities	(31,967)	(610,047)

Increase (decrease) in cash and cash equivalents	(14,434)	31,606
Cash and cash equivalents – beginning of period	20,415	8,255
Cash and cash equivalents – end of period	$5,981	$39,861

Non-GAAP Measures

We define Adjusted EBITDAX as net income (loss) plus income from discontinued operations, EBITDAX from discontinued operations, income taxes, interest expense, net, cash settlements of matured interest rate swaps, depreciation, depletion and amortization, accretion expense on obligations, amortization of volumetric production payment (VPP), (gain) loss on derivatives, net, cash settlements of matured derivative contracts, non-cash equity-based compensation, impairment of oil and natural gas properties, non-cash inventory write down expense, dry hole and exploration costs, gain on sales of oil and natural gas properties, gain on settlement of contract, gain on early extinguishment of debt, and (gain) loss on sale of investment, contained in Other income, net. Distributable Cash Flow is defined as Adjusted EBITDAX less cash income taxes, cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. We believe these financial measures may indicate to investors whether or not we are generating cash flow at a level that can sustain or support quarterly distributions. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Income (Loss) to Adjusted EBITDAX and Distributable Cash Flow

(In $ thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sep 30, 2016	Sep 30, 2015	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015

Net income (loss)	$(19,230)	$(9,838)	$(28,993)	$(77,223)	$92,597

Add:
Income from discontinued operations	-	-	-	-	(255,512)
EBITDAX from discontinued operations	-	-	-	-	15,941
Income taxes	(1,429)	(61)	(191)	(1,779)	(684)
Interest expense, net	9,889	11,032	11,840	32,544	38,264
Cash settlements of matured interest rate swaps	-	-	-	-	1,736
Depreciation, depletion and amortization	31,639	23,485	31,648	91,492	74,718
Accretion expense on obligations	2,057	1,134	2,049	6,146	3,548
Amortization of VPP	(1,027)	-	(1,023)	(3,070)	-
(Gain) loss on derivatives, net	(8,559)	(37,042)	35,585	17,192	(51,406)
Cash settlements of matured derivative contracts	10,117	35,891	19,180	49,122	98,368
Non-cash equity-based compensation	1,889	2,341	1,364	4,853	9,635
Impairment of oil and natural gas properties	687	15,787	1,997	3,371	122,244
Non-cash inventory write down expense	-	-	-	123	149
Dry hole and exploration costs	294	1,034	771	1,195	1,720
Gain on sales of oil and natural gas properties	-	-	-	-	(531)
Gain on settlement of contract	-	-	-	(3,185)	-
Gain on early extinguishment of debt	-	-	(47,695)	(47,695)	-
(Gain) loss on sale of investment, contained in Other income, net	(309)	-	-	(309)	358
Adjusted EBITDAX	$26,018	$43,763	$26,532	$72,777	$151,145

Less:
Cash income taxes	(933)	-	-	(933)	-
Cash interest expense, net	9,566	10,631	9,984	29,950	37,240
Realized losses on interest rate swaps	-	-	-	-	1,736
Estimated maintenance capital expenditures (1)	11,000	13,000	11,000	33,000	39,797
Distributable Cash Flow	$6,385	$20,132	$5,548	$10,760	$72,372

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

Total Hedge Position

EV Energy Partners’ total hedge position as of November 9, 2016, including the recent additional hedges mentioned above, is as follows:

		Swap	Swap	Collar	Collar	Collar
Period	Index	Volume	Price	Volume	Floor	Ceiling
Natural Gas (Mmmbtus)
Oct - Dec 2016	NYMEX	11,316	$3.42
2017	NYMEX	32,850	$3.07	10,950	$2.75	$3.27

Crude (Mbbls)
Oct - Dec 2016	WTI	230	$65.99	138	$45.00	$54.05
2017	WTI	365	$52.85

Ethane (Mbbls)
Oct - Dec 2016	Mt Belvieu	0.9	$9.14

	Notional Amount	Fixed Rate
Interest Rate Swap Agreements	($ mill)
Jan 2017 - Dec 2017	100	1.039%
Jan 2018 - Sep 2020	100	1.795%

EV Energy Partners, L.P., Houston

Nicholas Bobrowski

713-651-1144

http://www.evenergypartners.com